Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

December 11, 2015

BP p.l.c.

1 St. James Square

London, SW1Y 4PD

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton under the heading “Experts” in this BP p.l.c. Registration Statement on Form F-3 and to the incorporation by reference therein of (i) the references contained in the section entitled “Oil and gas disclosures for the group” of the Annual Report and Form 20-F for the year ended December 31, 2014, of BP p.l.c. (the Form 20-F), as set forth under the heading “Compliance,” page 220 and (ii) our third-party report dated February 3, 2015, concerning our estimates of the net proved crude oil, condensate, natural gas liquids, and natural gas reserves, as of December 31, 2014, of certain properties owned by OAO NK Rosneft (Third-Party Report), which is included as Exhibit 15.1 to the Form 20-F.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716